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                                                                     Exhibit 4.5

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                                WARRANT AGREEMENT

                                     BETWEEN

                           THE HORN & HARDART COMPANY

                                       AND

                   INTERCONTINENTAL MINING & RESOURCES LIMITED

                           --------------------------

                            Dated as of July 8, 1991

                              For 1,750,000 Shares
                                 of Common Stock

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            WARRANT AGREEMENT (the "Agreement") dated as of July 8, 1991, between THE HORN & HARDART COMPANY, a Nevada corporation (the "Company"), and INTERCONTINENTAL MINING & RESOURCES LIMITED, a Delaware corporation ("IMR").

            WHEREAS, IMR has agreed to extend credit to Hanover Direct, Inc., a Pennsylvania corporation, Ring Response, Ltd., an Illinois corporation, and Brawn of California, Inc., a California corporation, each a wholly-owned indirect subsidiary of the Company, pursuant to the Credit Agreement, dated as of July 8, 1991 (the "Credit Agreement"); and

      WHEREAS, as an inducement to IMR to enter into the Credit Agreement and extend credit thereunder, the Company proposes to issue to IMR warrants as hereinafter defined (the "Warrants") to purchase up to an aggregate of 1,750,000 shares (the "Warrant Shares") of the Company's Common Stock, par value $0.66 2/3% per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of common Stock for an exercise price of $5.25, or such other price as is established pursuant to the terms hereof;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

            1. Issuance of Warrants; Form of Warrant Certificate. Concurrently with the execution of this Agreement, the Company will issue and deliver the Warrants to IMR. The number of Warrants to be issued and delivered shall be equal to 1,750,000. The text of the Warrant Certificate (the "Warrant Certificate") and the form of election to purchase Warrant Shares to be printed on the reverse thereof shall be as set forth in Annex A attached hereto. The Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the Chairman of the Board, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested to by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.

            The Warrant Certificate and any later certificate issued upon division, exchange, substitution or transfer thereof (collectively, "Certificates"), bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.
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            Certificates shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

            2. Registration. The Warrants shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Certificate on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Certificate on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of the fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of "Intercontinental Mining & Resources Limited."

            3. Exchange of Warrant Certificates. Subject to any restriction upon transfer set forth in this Agreement, each Certificate may be exchanged for another Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Certificate or Certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the Warrant Certificate or Warrant Certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment by a Holder requesting such exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed therewith.

            4. Transfer of Warrants and Warrant Shares.

            (a) The Warrants will not be transferable except to affiliates of IMR. The Warrants shall be transferable only on the books of the Company (the "Warrant Register") upon delivery thereof, duly endorsed, by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, in each case accompanied by any necessary transfer tax or other governmental charge imposed upon transfer, or evidence of the payment thereof. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall


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be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall promptly deliver a new Certificate or Certificates to the persons entitled thereto. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, unless the holder of such Warrants shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of this Section.

            (b) IMR covenants to the Company that IMR will not dispose of any Warrants or Warrant Shares except pursuant to (i) an effective Registration Statement or (ii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

            (c) The Warrants shall be subject to a stop-transfer order and any Certificates shall bear the following legend by which each Holder shall be bound:

            "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

            (d) The Warrant Shares shall be subject to a stop-transfer order and any certificates evidencing any such shares shall bear the following legends:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN OPINION OF COUNSEL, WHICH OPTION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

            5. Term of Warrants; Exercise of Warrants.

            (a) Each Warrant entitles the Holder thereof to purchase, on or after the date hereof one share of Common Stock at any time on or before 5:00 p.m., New York time, on


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the earlier to occur of (i) the 60th day after default by IMR in its obligations under the Credit Agreement if such default shall not have been cured or waived by such 60th day, and (ii) the fifth anniversary of the date of this Agreement (the "Expiration Date") at the lesser of (i) $5.25 per share and (ii) if there shall have occurred a Rights Offering (as defined in the Stock Purchase Agreement, dated as of July 8, 1991, between the Company, Hanover Direct, Inc. and North American Resources Limited (the "Stock Purchase Agreement")), a price per share equal to the product of 1.75 multiplied by the Rights Offering Price (as defined in the Stock Purchase Agreement) (the "Exercise Price"), as the same may be adjusted pursuant to Annex B hereof.

            (b) Subject to the provisions of this Agreement, and provided that IMR shall not at the time be in default in its obligations under the Credit Agreement, the Holder of each Warrant shall have the right, which may be exercised as expressed in such Warrant, to purchase from the Company (and the Company shall issue and sell to each such Holder) one fully paid and nonassessable share of Common Stock upon surrender to the Company, or its duly authorized agent, of the Certificate or Certificates representing such Warrant or Warrants, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Exercise Price. Payment of such Exercise Price may be made in cash or by certified or official bank check or wire transfer payable to the order of the Company.

            (c) Subject to Section 6 hereof, upon such surrender of Warrants, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered to the Holder or upon the written order of such Holder and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 4 of this Agreement) in such name or names as the Holder may designate, a Certificate or Certificates for the number of full Warrant Shares so purchased, together with cash or check, as provided in Section 10 of this Agreement, in respect of a fraction of a share of such stock otherwise issuable upon such surrender and, if the number of Warrants represented by a Certificate shall not be exercised in full, a new Certificate or Certificates, executed by the Company, for the balance of the number of whole Warrants represented by the surrendered Certificate.

            (d) If permitted by applicable law, such Certificate or Certificates shall deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and


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payment of the Exercise Price. The Warrants shall be exercisable, at the election of the Holder thereof, either as an entirety or from time to time for part of the shares specified therein.

            6. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the Holder of such Warrants.

            7. Mutilated Missing Certificate. In case any Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and in substitution for and upon cancellation of the mutilated Certificates, or in lieu of and in substitution for the Certificates lost, stolen or destroyed, new Certificates of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Certificates and of indemnity or bond, if requested, also satisfactory to the Company. An applicant for such substitute Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

            8. Reservation of Warrant Shares; Authorization.

            8.1 Reservation of Warrant shares. The Company has reserved and will keep available, out of the authorized and unissued shares of Common Stock or the authorized and issued shares of Common Stock held in the Company's Treasury, the full number of shares sufficient to provide for the exercise of the rights of purchase represented by all the outstanding Warrants. The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash or check which may be issuable as provided in Section 10 of this Agreement. The


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Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled.

            8.2 Authorization. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms (except in each such case as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws). The execution, delivery and performance of this Agreement by the Company and compliance by the Company with the terms and provisions hereof do not and will not violate any provision of any law, rule or regulation, order, writ, judgment, injunction, statute, decree, determination or award having applicability to the Company, or any of its properties or assets, except that ownership of the Warrant may violate Nevada gaming laws if the Holder has not complied with said laws applicable to it. The execution, delivery and performance of this Agreement by the Company and compliance by the Company with the terms and provisions hereof do not and will not (i) conflict with or result in a breach of or constitute a default under any provision of the charter or by-laws of the Company; or (ii) give rise to an event of default which may result in the acceleration of any material amount of Indebtedness (as such term is defined in the Credit Agreement) or an event of default under any other material contractual obligation of the company. The Company covenants that upon issuance and delivery against payment pursuant to the term of their Warrant Agreement, all Warrant Shares will be validly issued, fully paid and nonassessable outstanding shares of Common Stock of the Company. The Company represents and warrants that the number of outstanding shares of Common stock of the Company is 13,910,177. Except as set forth on Schedule 1 attached hereto, there are not outstanding subscriptions, convertible Securities, warrants or other rights, agreements or commitments to subscribe for or purchase or acquire from the Company, or any contracts providing for the issuance of, or the granting of rights to acquire any capital stock of the Company or any securities convertible or exchangeable for any such capital stock. There are no preemptive rights with respect to and there are no outstanding contractual obligations of the


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Company to repurchase, redeem or otherwise acquire any shares of the Company.

            9. Adjustments of Exercise Price and Number of Shares. The Exercise Price and Warrant shares shall be adjusted under certain circumstances in accordance with Annex B attached hereto, and expressly incorporated herein and made a part hereof.

            10. Fractional Shares of Common Stock. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Closing Price for one share of the Common Stock, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction. The Company may also make any payment required by this Section 10 by check.

            11. Registration Rights. The Holder shall have those registration rights with respect to the Warrant Shares as set forth in the Registration Rights Agreement, dated as of the date hereof, in the form attached hereto as Annex C, between IMR, the Company and North American Resources Limited (the "Registration Rights Agreement"), provided that if IMR shall at the time be the Holder, IMR shall not be entitled to such registration rights if it shall be in default under the credit Agreement, unless such default shall have been cured or waived by the 60th day after occurence thereof,

            12. Rights as Stockholders; Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders or their transferees the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

            (a) the Company shall take any action which requires an adjustment under Annex B attached hereto; or


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            (b) a merger occurs to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding Warrant Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

            (c) voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then in any one or more of said events the Company shall give notice in writing of such event to the Holders at least 20 days (10 days in any case specified in clauses (a) and (b) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed merger, sale, reclassification, dissolution, liquidation or winding-up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

            13. Miscellaneous.

            (a) Notices. Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

            The Horn & Hardart Company
            c/o Hanover Direct, Inc.
            1500 Harbor Boulevard
            Weehawken, New Jersey 07087

            Attention: Michael P. Sherman
                       Executive Vice President
                       and General Counsel

Notices or demands authorized by this Agreement to be given or made to the Holder of any Warrant shall sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class postage prepaid, addressed to such Holder at the address such holder as shown on the Warrant Register.

            (b) Governing Law. This Agreement shall if governed by and construed in accordance with the laws of the


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            State of New York, without giving effect to principles of conflict of laws.

            (c) Amendments and Waivers. This Agreement may be amended, modified or superseded only by written instrument signed by all of the parties hereto, and any of the terms, provisions, and conditions hereof may be waived, only by a written instrument signed by the party waiving such term, provision or condition.

            (d) Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

            (e) Merger or Consolidation of the Company. So long as Warrants remain outstanding, until the Expiration Date, the Company will not merge or consolidate with or into, or sell, transfer to or lease all a substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

            (f) Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holder of the Warrants and Warrant Shares.

            (g) Captions. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

            (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

            (i) Termination. This Agreement shall terminate at the close of business on the Expiration Date or any earlier date when all Warrants have been exercised, provided that the registration rights provided for in the Registration Rights Agreement shall remain in full force and effect to the extent provided for therein.

            (i) Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of


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this Agreement, IMR would be irreparably harmed and would not be made whole by monetary damages. It is accordingly agreed that IMR, in addition to monetary damage and any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement, including, without limitation, the Registration Rights set forth in the Registration Rights Agreement.


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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                THE HORN & HARDART COMPANY

                                By: /s/ Jack E. Rosenfeld
                                    --------------------------
                                    Name: Jack E. Rosenfeld
                                    Title: President


                                INTERCONTINENTAL MINING &
                                 RESOURCE LIMITED

                                By: /s/ [ILLEGIBLE]
                                    --------------------------
                                    Name:
                                    Title: VP